                      EMPLOYMENT AGREEMENT
                      --------------------

          THIS EMPLOYMENT AGREEMENT is made and entered into as of August 11, 1995 by and between Conning & Company, a Connecticut corporation (the "Company"), Conning Asset
Management Company, a Missouri corporation ("CAM"), and Maurice
W. Slayton ("Employee").

          WHEREAS, the Company and Employee are parties to that certain Contribution Agreement (the "Contribution Agreement"), made and entered into as of July 24, 1995, by and among Conning Asset Management Company, a Missouri corporation, General American Life Insurance Company, a Missouri corporation, General American Holding Company, a Missouri corporation which is a wholly owned subsidiary of General American, General American Investment Management Company, a Missouri corporation, the Company, Conning Corporation, a Delaware corporation, and the shareholders and option holders of Conning Corporation, including Employee.

          WHEREAS, Employee possesses skills and experience which Company believes are of value to the success of Company's business operations;

          WHEREAS, Company wishes to employ Employee subject to the terms and conditions of this Agreement, and Employee wishes to accept such employment subject to the terms and conditions of this Agreement;

          WHEREAS, the Company and its Affiliates are in the business of rendering investment advice, with a special expertise in advising insurance companies in the United States, and have accumulated valuable, confidential information including trade secrets and know-how relating to portfolio construction and management, technology, formulas, marketing plans, business strategies, and other business records; and

          WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee, and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his or her employment and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein set forth, the parties hereto agree as follows:

          1.   Employment and Duties.  Company hereby agrees to
               ---------------------
employ Employee, and Employee agrees to enter the employ of

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Company for the Term herein specified.  During the Term,
Employee shall serve and be employed as President of CAM and as President and CEO of the Company with responsibility for (i) marketing for CAM and its subsidiaries, (ii) managing the Hartford office of CAM and its subsidiaries, (iii) participating in identifying and negotiating acquisitions, and (iv) participating in the development and execution of an initial public offering of the stock of CAM. Employee shall also perform such other duties as the Board of Directors or officers of Company may reasonably assign to Employee, and shall devote his or her full time, attention, and effort to the business and affairs of Company.

          2.   Term.  The term of this Agreement shall be for the
               ----
period commencing on date hereof and ending three years after the date hereof (the "Term"), unless terminated prior thereto as provided in Section 4.

          3.   Compensation and Benefits.
               -------------------------

               a. In consideration of his or her services, Employee shall receive during the Term hereof a base salary at the rate of not less than $250,000 per year ("Annual Base Salary"), payable in substantially equal installments in accordance with Company's usual paying practices, but not less frequently than monthly. Employee shall be eligible to receive increases in Employee's Annual Base Salary pursuant to periodic salary reviews consistent with the Company's corporate policies; it being understood such increases are not guaranteed, but are subject to evaluation of Employee's job performance. In addition to the foregoing compensation, Employee will be eligible, in the sole discretion of the Board of Directors of the Company, to participate as a limited partner in Conning Investment Partners LP III or in the Company's Venture Capital Carried Interest Allocation Plan and the Company's Bonus Plan as modified to reflect the combination of the Company with GAIMCO.

               b. As further consideration for the covenants contained herein, the Company will provide Employee with such insurance, welfare, sick leave, and other benefits as may be established by the Company from time to time with respect to its employees and will reimburse Employee for authorized business expenses in accordance with policies established by the Company from time to time. Employee shall be entitled to vacation in an amount equal to the amount of vacation to which such Employee would have been entitled under the Company's vacation policy in effect as of June 30, 1995 for employees with service and position equal to the length of Employee's service and position with the Company.

               c. Upon execution of this Agreement, Employee shall be paid a signing bonus in cash equal to $195,000 (the "Signing Bonus"), subject to the forfeiture provisions provided in Section 4(d)(3) hereof. In order to secure such forfeiture provisions, Employee agrees that a certificate (the "Certificate") evidencing 36,585 shares of the Series A

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Convertible Preferred Stock, par value $.01 per share ("Preferred
Stock"), of the Company issued to Employee in connection with the cancellation of certain stock options held by Employee shall be pledged to the Company, which encumbrance shall be evidenced by a legend on such Certificate until such time as such risk of forfeiture shall have expired.

          4.   Termination.
               -----------

               a.   Termination Without Cause.  Employee's
                    -------------------------
employment may be terminated without cause:

                    (1)  At any time upon the mutual written
     agreement of the parties hereto;

                    (2)  Immediately upon Employee's death;

                    (3)  Immediately upon Employee's Total
     Disability (as defined in Section 4(f));

                    (4)  Upon not less than 30 days' advance
     written notice from Employee of Employee's desire to terminate this Agreement, provided, however, that, following such notice, the Company shall have the right to terminate Employee's employment immediately, provided that the Company pays Employee the compensation due him or her as if the Termination Date occurred 30 days from the date of such notice; or

                    (5)  Upon not less than 30 days' advance
     written notice from the Company of the Company's desire to terminate this Agreement.

               b.   Termination For Cause.  Employee's employment
                    ---------------------
may be terminated by the Company upon written notice to Employee at any time for any of the following reasons, each of which shall constitute "termination for cause":

                         (1)  Any material breach of this
     Agreement by Employee which is not cured within 20 days after written notice by the Company;

                         (2)  Employee's fraud, embezzlement,
     dishonesty or unlawful acts in connection with the business of the Company or its Affiliates;

                         (3)  Employee's conviction for any
     felony; or

                         (4)  Employee's substantial and
     continuing willful failure to perform, or grossly negligent performance of, the duties of Employee's position.

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               c.   Termination Date.  Employee's last day of
                    ----------------

employment with the Company (if such date occurs prior to the third anniversary of this Agreement) shall be referred to in this Agreement as the "Termination Date" and shall constitute the end of the Term of this Agreement.

               d.   Effect of Termination.
                    ---------------------

                    (1)  Upon any termination of the employment
pursuant to this Section 4, this Agreement shall terminate and the Company shall have no obligation of any kind whatsoever to Employee except to pay Employee the compensation due him or her through the Termination Date, the amount of such compensation due Employee under Section 3(a) hereof being apportioned for the portion of the fiscal period Employee was actually employed, and any deferred compensation then due to Employee hereunder. The obligations under Section 6 and 7 shall survive the end of the Term of this Agreement according to their terms.

                    (2)  In addition, upon termination pursuant
to Section 4(a)(5), the Company shall (i) pay Employee an amount equal to 150% of the Annual Base Salary for each year (or portion thereof, pro rated) through the balance of the Term and (ii) provide all benefits described in Section 3(b) through the balance of the Term. Payment pursuant to this Section 4(d)(2) shall not apply to any termination other than one pursuant to
Section 4(a)(5).

                    (3)  Upon termination of this Agreement
pursuant to Section 4(a)(4) or Section 4(b), Employee agrees to repay to the Company the percentage of the Signing Bonus indicated below, depending upon the year in which such termination occurs.

     During Year                   Percentage Forfeited
     -----------                   --------------------
          1                               100%
          2                              66.6%
          3                              33.3%

Immediately upon such termination, Employee shall either pay the Company the forfeited portion of the Signing Bonus in cash or tender to the Company the Certificate, which the Company shall cancel and reissue to the Employee for a number of shares of Preferred Stock equal to the original number of shares evidenced by the Certificate less a number of shares, valued in accordance with Section 11.3 of the Company's Shareholders Agreement, equal to the forfeited portion of the Signing Bonus. If Employee neither pays cash nor tenders the Certificate, the Company shall be entitled to unilaterally cancel the Certificate on its stock books and reissue Employee a new certificate as provided in the preceding sentence.

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

               e.   Release.  In the event Employee becomes
                    -------
entitled to payments pursuant to Section 4(d)(2) hereof, Employee shall, as a condition to such payments being made, execute and deliver to the Company, and any Affiliates of the Company designated by the Company, a release of all Employee's claims for employment, employment-related compensation or employee benefits or any form of damages as a result of termination of employment in such form as is reasonably satisfactory to the Company, which document shall include a covenant not to bring any claim, action or suit with respect to the matters which are the subject of such release.

               f.   Definition of Total Disability.  "Total
                    ------------------------------
Disability" means having a physical or mental condition which renders Employee incapable of performing his duties and responsibilities with the Company for a period of six months. Determination of Total Disability will be made by a physician selected by the Company. If the determination of such physician differs from the opinion as to disability of the Employee's physician, the two physicians shall select a third physician, whose determination shall be binding on both parties.

          5.   Company Policies.  Employee agrees to abide by the
               ----------------
policies, rules, regulations, and usages applicable to Employee as they are established by the Company from time to time
("Company Policies"), and to perform the duties assigned to him faithfully and loyally.

          6.   Non-Disclosure.  Employee agrees that he will
               --------------
never disclose, directly or indirectly, to any other firm or person any of Company's or Company's Affiliates' confidential or proprietary information including customer lists, trade secrets, and know-how relating to its or their business. Confidential or proprietary information shall not include any information which is or hereafter comes in the public domain or is or becomes generally known or available in the industry through no act of Employee prohibited by this Agreement.

          7.   Non-Compete Agreement.
               ---------------------

               a.   Covenant.  Employee recognizes that (i) CAM
                    --------
and the subsidiaries of which it controls a majority of the voting stock ("Controlled Subsidiaries") have spent substantial money, time and effort over the years in developing and solidifying their relationships with their customers and in developing their confidential information; (ii) long-term customer relationships often can be difficult to develop and require a significant investment of time, effort, and expense;
(iii) the Company pays its employees to, among other things, develop and preserve business information, customer goodwill and customer loyalty for and on behalf of the Company; and (iv) the Company is hereby agreeing to employ and pay Employee based upon Employee's assurances and promises contained herein not to divert

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the Company's customers' goodwill and not to put himself or herself in a position during or following Employee's employment with the Company in which the confidentiality of the Company's proprietary information might somehow be compromised. Accordingly, Employee covenants and agrees that for a period of three years following the date hereof, regardless of whether Employee remains employed by the Company and regardless of whether Employee's termination, if any, is with or without cause, neither Employee nor any entity controlling, controlled by or under common control with Employee shall (i) engage in, or have any direct or indirect interest in any other person, firm, corporation, or other entity engaged in any business activities competitive with the business activities of CAM and the Controlled Subsidiaries, or (ii) become an employee, director, advisor, consultant, independent contractor, or agent of any such person, firm, corporation, or other entity, except with CAM's prior written consent.

               b.   Acknowledgement Regarding Restrictions.
                    --------------------------------------
Employee recognizes and agrees that the restraints contained in
Section 7(a) are reasonable and enforceable in view of the legitimate interests of CAM and the Controlled Subsidiaries in protecting their confidential information and customer goodwill, and that the limitations contained therein on the duration and geographic scope of, and activities prohibited by, such restraints are reasonable and binding upon Employee.

               c.   Enforceability.
                    --------------

                    (1)  The covenants contained in this
Section 7 shall be deemed to be a series of separate covenants, one for each aspect of CAM's or the Controlled Subsidiaries' businesses and locations. Each separate covenant shall hereinafter be referred to as a "Separate Covenant."

                    (2)  If any court or tribunal of competent
jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

                    (3)  If any court or tribunal of competent
jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business, or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business, or otherwise) shall be

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deemed to be reduced to the extent necessary to permit the
enforcement of such Separate Covenant or Separate Covenants.

                d.  Ownership of Securities.  Nothing contained
                    -----------------------
herein shall restrict Employee from owning 2% or less of the corporate securities of any entity in competition with CAM's or the Controlled Subsidiaries' businesses, which securities are listed on any national securities exchange or authorized for listing on the Nasdaq National Market, if Employee has no other connection or relationship, direct or indirect, with the issuer of such securities.

          8.   Non-Waiver of Rights.  The Company's failure to
               --------------------
enforce at any time any of the provisions of this Agreement or to require at any time performance by Employee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

          9.   The Company's Right to Injunctive Relief.  In the
               ----------------------------------------
event of a breach or threatened breach of any of Employee's duties and obligations under the terms and provisions of Sections 6 or 7 hereof, the Company shall be entitled, in addition to any other legal or equitable remedies it may have (including any right to damages that it may suffer), to temporary, preliminary, and permanent injunctive relief restraining such breach or threatened breach. Employee hereby expressly acknowledges that the harm which might result to the Company's business as a result of any noncompliance by Employee with any of the provisions of Sections 6 or 7 would be largely irreparable. Employee specifically agrees that if there is a question as to the enforceability of any of the provisions of Sections 6 or 7 hereof, Employee will not engage in any conduct inconsistent with or contrary to such Sections until after the question has been resolved by a final judgment of a court of competent jurisdiction.

          10.  Employee Representations.  Employee represents
               ------------------------
that the execution and delivery of this Agreement and Employee's employment with the Company do not violate any previous employment agreement or other contractual obligation of Employee. Employee also represents and agrees that Employee has not disclosed, and will not disclose, to the Company any information, whether confidential, proprietary, or otherwise, which Employee has in Employee's possession and which Employee is not legally free to disclose.

          11.  The Company's Right to Recover Costs and Fees.
               ---------------------------------------------
Employee and the Company each undertakes and agrees that if such party breaches this Agreement, such party shall be liable for any

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attorneys' fees and costs incurred by the other party in
enforcing its rights hereunder.

          12.  Definition of Affiliate.  "Affiliate" shall for
               -----------------------
purposes of this Agreement mean any person or entity (the "Specified Person") (a) who directly or indirectly controls, is controlled by, or is under common control with the Company, (b) who owns or controls thirty percent (30%) or more of the Company's outstanding voting securities or percentage interests;
(c) in whom the Company owns or controls thirty percent (30%) or more of the outstanding voting securities or percentage interests; (d) who is a director, partner, manager, executive officer or trustee of the Company; (e) in whom the Company is a partner; or (f) who has any relationship with the Specified Person by blood, marriage or adoption, not more remote than first cousin, and shall include, without limitation, Conning Asset Management Company, General American Life Insurance Company, General American Holding Company, General American Investment Management Company, and Conning Corporation.

          13.  Miscellaneous.  Neither this Agreement nor any
               -------------
rights hereunder shall be assignable by either party hereto.

          This agreement contains the entire agreement between the parties with respect to the terms of Employee's employment by Company, free of any other representation, promise, or understanding. This Agreement may be modified or amended only by a written agreement executed by both parties to this Agreement.

          Nothing in this Agreement shall be construed as creating a joint venture or partnership between Employee and the Company or any of its affiliates.

          Section headings are provided in this Agreement for convenience only and shall not be deemed to alter the content of such sections.

PLEASE NOTE:  BY SIGNING THIS EMPLOYMENT AGREEMENT, EMPLOYEE IS
-----------
HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

          This Agreement shall be construed and interpreted under the laws of Missouri.

          IN WITNESS WHEREOF, the parties have executed this agreement on the date first set out above.

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                              CONNING ASSET MANAGEMENT COMPANY


                              By:  /s/ Leonard M. Rubenstein
                                 -------------------------------
                              Name:   L.M. Rubenstein
                                   -----------------------------
                              Title:   CEO
                                    ----------------------------



                              CONNING & COMPANY


                              By:  /s/ Maurice W. Slayton
                                 -------------------------------
                              Name:   M.W. Slayton
                                   -----------------------------
                              Title:   Chairman, President & CEO
                                    ----------------------------


                              EMPLOYEE

                                    /s/ Maurice W. Slayton
                              -----------------------------------
                              Name:    Maurice W. Slayton
                                   ------------------------------
                              Address: 178 Rever Knolls
                                      ---------------------------
                                       Avon, CT 06001
                                      ---------------------------

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